Exhibit 99.1

June 26, 2007

News Release

Source: EnXnet, Inc.

EnXnet Worldwide Live Investor Update with CEO, Ryan Corley - Today

Tulsa, OK, June 26, 2007 EnXnet, Inc., (OTCBB Symbol: EXNT) (German Symbol E8U; German WKN# A0HMDW) CEO, Ryan Corley will discuss today’s press release on the company’s ability to deliver the Multimedia Gift Card™ to the market place. In addition, Mr. Corley will discuss all the latest developments at EXNT during a worldwide live investor update, today at noon eastern time. To participate, see details below:

What:    EnXnet (EXNT.OB) – Investor Update via Live Webcast and
Teleconference
When:     June 26, 2007 @ NOON Eastern

Where:    http://www.vcall.com/IC/CEPage.asp?ID=117900

How: Live over the Internet and via telephone -- Simply call 877-407-8033, or click here.

Mr. Corley is also expected to give an update on EXNT’s medical product from Medical D-Tect-OR, LLC. The foreign object detection system being developed by Medical D-Tect-OR can safely prevent any surgical disposable, or metallic device, from being left behind in the human body after surgery.

Both of these products are closer than they ever have been to coming to market. Attend this worldwide webcast to hear all the latest and to have your questions answered.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

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For further information:

Visit:
http://www.enxnet.com/

or

Call:
Integrated Capital – (908) -204-0004– investor@icpihome.com